UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2019

WEINGARTEN REALTY INVESTORS
(Exact name of registrant as specified in its charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 866-6000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On April 29, 2019, the Company held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 128,648,043 common shares were entitled to vote as of February 28, 2019, the record date for the Annual Meeting. There were 118,638,421 common shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders of the Company at the Annual Meeting, and the final voting results of each proposal.
(1)    The shareholders elected each of the eight nominees to the Board of Trust Managers to serve until their successors have been elected and qualified, as follows:

TRUST MANAGER	FOR	AGAINST	ABSTAIN
Andrew M. Alexander	101,344,230	3,352,580	92,702
Stanford J. Alexander	103,612,653	1,076,617	100,242
Shelaghmichael C. Brown	93,506,336	10,859,923	423,253
Stephen A. Lasher	95,262,396	9,393,602	133,514
Thomas L. Ryan	59,485,857	45,201,944	101,711
Douglas W. Schnitzer	97,445,956	7,244,326	99,230
C. Park Shaper	100,478,948	4,206,746	103,818
Marc J. Shapiro	92,782,635	11,910,523	96,354
There were 13,848,909 broker non-votes with respect to the election of the Board of Trust Managers.
(2)    The shareholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, as follows:

FOR	116,891,111
AGAINST	1,578,038
ABSTAIN	169,272
(3)    The shareholders approved, by non-binding vote, the compensation awarded to the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2019 Proxy Statement, as follows:

FOR	74,694,179
AGAINST	29,796,133
ABSTAIN	299,200
BROKER NON-VOTES	13,848,909

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 30, 2019

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/ Chief Accounting Officer

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